Vendor Agreement

Vendor/Dealer Name  Cooperative Images Inc./Elective Investments
Contact Name        Gerry Powell
Street Address      210 West Fourth St. Ste 101
City             East Stroudsburg    State PA    Zip 18301
Phone No.                    Fax No.
Products:  Elective Surgery         Date

This document states our agreement (Agreement) concerning the lease programs to be furnished by Leasecomm Corporation, referred to below as "LC" and the above named Vendor/Dealer referred to below as "you" or "your company". We agree as follows:

1. From time to time you will submit to LC applications for lease credit approval covering equipment and/or software licenses (hereinafter "Product") your company sells. You shall perform such services on behalf of your customer and not as an agent of LC. Nothing to this agreement shall be deemed to create a partnership or joint venture between you and LC or constitute you as the agent of LC. You agree not to act as or represent yourself as an agent, partner or joint venture: of LC.

2. You must present LC with a complete lease package within 30 days of authorization to receive funding. A completed lease package must include a lease application and agreement with the appropriate signatures and information requested (including your signed bill of sale on the reverse side of the lease agreement), an advance payment check from the Lessee made payable to LC (advance payment checks in the amount of $500.00 or more must be bank cheeks; personal or company check, will not be accepted), your invoice for the Product equal to the funded amount of the lease, verification of the lessee's signature and an insurance binder covering the value of the Product that names LC as the loss payee. For funded amounts of $7.500.00 or more LC also requires a filing of a UCC form naming LC as the owner of the Product, prior to funding.

3. You warrant that each least you submit: will be properly executed by the lessee and guarantor(s); no promises or representations have been made by you, your employees or your agents, to the lessee which are not contained in or contradict the written Lease; the lease is not in default by you or the
Lessee: the lease as executed by the lessee will be the only lease executed covering the Product to be leased; you have good and marketable title to the Product which is subject to the lease, free and clear of ;any and all liens, charges, encumbrances, mortgages, pledges. security Interests and claims of any kind: following the transfer of the lease and Product to LC, LC will have good title to the Product. feee and clear of any such liens and encumbrances: the lease, the assignment by you and the bill of sale are valid and binding obligations, enforceable in accordance with the stated terms without alteration; you have not agreed to any modification or waiver of the lease terms without the express written consent of an authorized officer of LC; and your business activiees in the preparation, and execution or all lease documents are in compliance with all applicable laws, ordinance, rules and regulations (whether federal. state or local) and you possess any and all permits, licenses and consents as may be necessary in connection therewith.

4. You shall not accept collections from lessees or repossess or consent to the return of leased Products. Any payment you receive from a Lessee with respect to a lease transaction will be received in trust for LC and will be promptly remitted to LC In the same form received,

5. You will perform or cause to be performed, at no cost to LC, all maintenance and service on the Product required under warranties or maintenance contracts. After the expiration of such warranties and/or any maintenance contracts, you will perform or cause to be performed all maintenance and servlce on the Product reasonably requested by LC at reasonable cost. You agree to provide LC with product from your product lines, at your cost for the purpose of fulfilling Loss or Damage Waiver claims.

6. In the event any Lessee defaults is its obligations to LC (for the purpose or this -agreement a lease shall be deemed to be in default if the Lessee violates any material covenant of the lease), you agree to an arrangement whereby at LC's request you will assist in recovery of the Product and repair and recondition of same and remarketing saidproduct on terms to be netotiated at that time. Should the Lessee fail to make at least one full monthly payment beyond any advance or down payment and/or if the Lessee's first authorized ACH debit is declined by the Bank (provided the reason for the decline was not due to LC's error), LC will notify you and you will have 5 months to assist in getting the lesse to pay LC. If after the 5 months LC has not received the first full monthly payment LC will charge you back the original funded amount of the Lease.

7. You agree to indemnify and hold LC harmless from all losses, damages, liabilities and expenses (including reasonable attorney's fees and court costs) which may result any claim or action against LC by any Lessee arising out of any action. or omission by you in connection with the execution of the lease, any representation or warranty made to the Lessee, or any other claim of any nature arising out of the leasing of the Product by you to the Lessee.

8. LC reserves the right to charge you back for funded amounts damages and/or reasonable expenses it may incur for your violations of the provisions of Paragraphs 3.4.5.6.or 7 of this agreement. Any, such chargebacks may at LC'S option. be offset from current fundings and shall be separate from transfers pursuant to Goldplan. reserve or loss/destruction reimbursements. Should current fundings be insufficient to cover the amount of any chargebacks. LC shall notify you of the amount of the chargeback and you shall forthwith remit the necessary funds for same. LC will thereupon assign the lease to you without recourse.

9. Either you or LC may terminate this agreement at any time by written notice to the other. No termination will affect the obligations of either party with respect to lease transactions entered before the date of termination.

10. If you elect to participate in Leasecomm DirectTM you agree to safeguard your password and access to your account and to indemnify and hold LC harmless from any and all damages, losses and 1iabilities incurred or suffered as a result of, or incident to, any action by persons other than LC employees. You further agree to use the system only for it's stated purpose. Failure to do so may result in the immediate termination of your access to Leasecomm DirectTM.

11. This Agreement is the only and entire Agreement between LC and you and supersedes, terminates and voids all other agreements, whether oral or written between the parties with respect to the subject matter hereof. This Agreement is for the sole use and benefit of your company, may not be assigned or transferred by you, and any attempted assignment or transfer by you shall be void.

l2. This Agreement shall be considered to be MASSACHUSETTS contract and shall be deemed to have been made in Middlesex County, Massachusetts, regardless of the order in which the signatures of the order in which the signatures of the parties shall be affixed hereto, and shall be interpreted and the rights and liabilities of the parties hereon determined, in accordance with the law and any suit brought shall be brought exclusively in the court of the Commonwealth of Massachussets. The undersigned hereby consents and submits to the jurisdiction of the courts of the Commonwealth of Massachussets for the purposes of any suit action or other proceeding arising out of the undersigned obligations hereunder, and expressly waives any objection to venue in any such courts.

I have read and agree to the terms and conditions of this Agreement. I certify that I am an authorized signer for the Vendor listed above.

Signature

Print Name and Title

Accepted for Leasecomm                          Vendor Code